UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2008

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
As previously announced, Dot Hill Systems Corp. (“Dot Hill”) has been in negotiations with Ciprico Inc. (“Ciprico”) to purchase Ciprico’s network-attached storage (NAS) and RAIDCore™ assets as well as certain additional contractual rights relating to the aforementioned assets (the “Assets”), free and clear of liens and interests. Ciprico previously announced that on July 28, 2008, it filed a voluntary petition pursuant to Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”).
In connection with these negotiations and in accordance with procedures established by the Bankruptcy Court, on September 17, 2008, Dot Hill and Ciprico entered into an Amended and Restated Asset Purchase and Technology License Agreement (“APA”), pursuant to which Dot Hill will purchase the Assets for: (i) a cash purchase price of $2.25 million payable at closing, less a credit back to Dot Hill for the previously announced debtor-in-possession loan to Ciprico in the principal amount of $225,000; (ii) an unsecured, interest free term note in favor of Ciprico in the principal amount of $1 million, maturing on March 1, 2012; and (iii) subsequent payments, not to exceed $2 million in the aggregate, equal to 6.67% of the net revenue generated by sales of the NAS and RAIDCore assets and received by Dot Hill over the course of 42 months after the closing (the “Subsequent Payments”). Upon closing, Dot Hill and Ciprico will jointly own the NAS assets, and Dot Hill will acquire Ciprico’s ownership interest in the RAIDCore assets and grant Ciprico a non-exclusive license to certain limited rights in the RAIDCore assets with no royalties to be paid to Dot Hill for two years following the closing, other than any royalties or fees payable by Dot Hill to a third party in connection with the RAIDCore assets. In addition, Dot Hill may offset up to $500,000 of any Subsequent Payments against any indemnification claims relating to any breaches of Ciprico’s representations and warranties under the APA. The APA also provides for mutual liquidated damages of $150,000 to be paid to the non-breaching party in the event the APA is terminated prior to closing due to a material breach by either party.
On September 22, 2008, the Bankruptcy Court formally entered an order approving Ciprico’s sale of the Assets to Dot Hill, free and clear of liens and interests. The sale of the Assets is currently scheduled to close on September 24, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Hanif I. Jamal Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary

Date: September 23, 2008